Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

ONEOK, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

	Debt	Guarantee of Debt Securities (4)	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

	Equity	Common Stock	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

	Other	Stock Purchase Contracts	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

	Other	Stock Purchase Contract Units	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

	Equity	Preferred Stock	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

	Equity	Depositary Shares (3)	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

	Other	Warrants	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payments of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(2)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(3)	Each depositary share will be issued under a deposit agreement, will represent a fractional share of preferred stock and will be evidenced by a depositary receipt.
(4)

ONEOK Partners, L.P. and ONEOK Partners Intermediate Limited Partnership may fully and unconditionally guarantee the debt securities of ONEOK, Inc. No separate consideration will be paid in respect of any such guarantees. Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of the debt securities.

Table 2: Fee Offset Claims and Sources

Not Applicable

Table 3: Combined Prospectuses

Not applicable